Subsidiaries:


     Intelligroup New Zealand Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, Inc.

     Intelligroup Europe Limited, a corporation formed pursuant to the laws of the United Kingdom and a wholly-owned subsidiary of Intelligroup, Inc.

          CPI Resources, a corporation formed pursuant to the laws of the United Kingdom and a wholly-owned subsidiary of Intelligroup Europe Limited.

          CPI Consulting Limited, a corporation formed pursuant to the laws of the United Kingdom and 70% owned by CPI Resources and 30% owned by Intelligroup Europe Limited.

     Intelligroup Singapore Private Ltd., a corporation formed pursuant to the laws of Singapore and 50% owned by each of Intelligroup, Inc., and Rajkumar Koneru, Chief Executive Officer, President of U.S. Operations and Director of Intelligroup, Inc.

     Intelligroup Nordic A/S, a corporation formed pursuant to the laws of Denmark and a wholly-owned subsidiary of Intelligroup, Inc.

     Intelligroup Australia Pty Limited, a corporation formed pursuant to the laws of Australia and a wholly-owned subsidiary of Intelligroup, Inc.

     Intelligroup Asia Private, Ltd., a corporation formed pursuant to the laws of India, and 99.8% owned and wholly-controlled subsidiary of Intelligroup, Inc.

     Azimuth Consulting Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, Inc.

          Azimuth Consulting Philippines, Inc., a corporation formed pursuant to the laws of the Philippines and a wholly-owned subsidiary of Azimuth Consulting Limited.

     Azimuth Holdings Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, Inc.

          Azimuth Holdings Pty Limited, a corporation formed pursuant to the laws of Australia and a wholly-owned subsidiary of Azimuth Holdings Limited.

          Azimuth  Consulting   Australia  Pty  Limited,  a  corporation  formed
          pursuant to the laws of Australia and a wholly-owned subsidiary of Azimuth Holdings Limited.

     Braithwaite Richmond Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, Inc.

     Azimuth Corporation Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Intelligroup, Inc.

          New Zealand Public Information Management Limited, a corporation formed pursuant to the laws of New Zealand and a wholly-owned subsidiary of Azimuth Corporation Limited.

     Network Publishing, Inc., a Utah corporation and a wholly-owned subsidiary of Intelligroup, Inc.

     Empower, Inc., a Michigan corporation and a wholly-owned subsidiary of Intelligroup, Inc.